EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 and S-3 (Nos. 333-112690, 333-83794, 333-107982, 333-58532, 333-93295, 333-118697 and 333-83800) of Somera Communications Inc. of our report dated March 25, 2005 relating to the financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 31, 2005